EXHIBIT 5.1

May 18, 2020

TransEnterix, Inc.

635 Davis Drive, Suite 300

Morrisville, NC 27713

RE:	TransEnterix, Inc.

Ladies and Gentlemen:

We have acted as counsel to TransEnterix, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale by the Company from time to time of an aggregate of up to 50,735,292 shares (the “Shares”) of common stock, par value $0.001 (the “Common Stock”) upon the exercise from time to time of the Company’s outstanding Series C Warrants and Series D Warrants (collectively, the “Warrants”).

The Warrants were sold by the Company pursuant to an Underwriting Agreement dated March 6, 2020 (the “Underwriting Agreement”) entered into by and between the Company and Ladenburg Thalmann & Co., Inc. as Representative of the underwriters named therein, a copy of which has been filed with the Securities and Exchange Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K on March 6, 2020. The Shares may be sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act upon the exercise of the Warrants, as set forth in the Registration Statement (and any amendments thereto) and the prospectus contained therein.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company, together with all amendments thereto; (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement and the exhibits thereto; (iv) the prospectus contained within the Registration Statement; (v) the Underwriting Agreement; (vi) the global warrants representing the Warrants; (vii) such corporate records, agreements, documents and other instruments; and (viii) such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, when issued and sold by the Company in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

We express no opinion as to the laws of any jurisdiction other than the present federal laws of the United States of America and the present laws of the State of Delaware and the State of New York.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Ballard Spahr LLP